EXHIBIT 99.1—Portion of Press Release dated August 27, 2003

Redback Receives Extension from NASDAQ to Comply with Minimum Bid Price Requirement

SAN JOSE, Calif., August 27, 2003 — Redback Networks Inc. (Redback) (NASDAQ: RBAK—news), a leading provider of next-generation broadband networking equipment, today announced that on August 27, 2003 it received a decision from the Nasdaq’s Listing Qualifications Panel (the “Panel”) granting Redback’s request for an exception to the National Market’s minimum bid price requirement, as set forth in Nasdaq Marketplace Rule 4450(a)(5). The Panel determined to provide Redback with additional time to allow for developments in the Securities and Exchange Commission’s rulemaking process. Accordingly, Redback now has until at least October 11, 2003 to regain compliance with Nasdaq’s minimum bid price requirement.

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